UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(DEFINITIVE)

Information Statement pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Systems Management Solutions, Inc.
4703 Shavano Oak, Suite 104
San Antonio, TX 78249

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This Information Statement is furnished by the Board of Directors of Systems Management Solutions, Inc, a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on May 16, 2008, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of May 5, 2008. This Information Statement shall be considered the notice required under the Nevada General Corporation Law.

The action taken by the Company’s stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors:

/s/ Eddie Austin, Jr.
Eddie Austin, Jr.

Systems Management Solutions, Inc.
4703 Shavano Oak, Suite 104
San Antonio, TX 78249

Introductory Statement

Systems Management Solutions, Inc. (the “Company”) is a Nevada corporation with its principal executive offices located at 4703 Shavano Oak, Suite 104, San Antonio, TX, 78249. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on May 5, 2008, and will be effective approximately 20 days after the mailing of this Information Statement.

GENERAL INFORMATION

This Information Statement is being mailed on or about June 16, 2008 to all shareholders of record of Systems Management Solutions, Inc. as of May 16, 2008.  It is being furnished in connection with the following actions, which were approved by the unanimous consent of our board of directors and the written consent of shareholders owning in excess of 51% of the outstanding shares of the Company’s Common Stock:

•	the amendment of Article I of the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at the ratio of 1 for 5; and

•	the amendment to Article I of the Company’s Articles of Incorporation to change the name of the Company from “Systems Management Solutions, Inc.” to “Sunrise Solar Corporation.”

The board of directors approved these actions on May 2, 2008, and recommended to the shareholders that they approve the actions. The majority shareholders approved these actions pursuant to a written consent to action dated May 5, 2008.

VOTING SECURITIES AND INFORMATION ON CONSENTING STOCKHOLDERS

The record date established by the board of directors for purposes of determining the number of outstanding shares of voting capital stock was May 9, 2008 (the “Record Date”).  As of the Record Date, there were 30,690,386 shares of Common Stock issued and outstanding. The Common Stock constitutes the only outstanding class of voting securities.  Each share entitles the holder to one vote on all matters submitted to the stockholders. The consenting stockholders are the owners of 18,428,644 shares of Common Stock, representing 60.05% of the issued and outstanding shares of the Company’s stock. No consideration was paid for the consent. In addition to the beneficial stockholders disclosed on page 9, 6 non-affiliated stockholders, representing 8,000,000 shares of our Common Stock, consented to the actions discussed herein.

ADDITIONAL INFORMATION

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposals as early as possible, the board of directors voted to utilize the written consent of our shareholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about July 5, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

APPROVAL REQUIREMENTS; NEVADA LAW

Section 78.390 of the Nevada General Corporation Law (the “NGCL”) provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Section 78.320 of the NGCL provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its By-Laws prohibit the taking of action by its Board of Directors by written consent. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Capital Increase Amendment described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s Board of Directors obtained the written consent to such amendments of the holders of a majority in the interest of the Company’s voting stock, which voting stock is comprised of the Common Stock and the Series A Preferred Stock.  Section 78.320 of the NCGL provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

PROPOSAL NO. 1

REVERSE STOCK SPLIT

On May 2, 2008, the board of directors of the Company approved an amendment, subject to shareholder approval, to the Company’s Articles of Incorporation to effect a reverse stock split at the ratio of 1 for 5. On May 5, 2008, the majority stockholders of the Company approved the same resolution as the board of directors.

The Company currently has authorized capital stock of 100,000,000 shares of which 30,690,386 shares of Common Stock are outstanding as of the Record Date. Pursuant to the reverse stock split, the 30,690,386 shares of Common Stock outstanding (the “Old Shares”) would be automatically converted into approximately 6,138,078 shares of common stock (the “New Shares”).

Reasons for the Reverse Split of our Common Stock

The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its common stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares.

Additional Information

The Company has no current specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock. However, the increase in the Company’s authorized Common Stock may give the Company the flexibility, in the future, to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. The additional authorized shares could also be used by the Company, in the future, to raise cash through sales of stock to public and private investors. The Company could also use the additional authorized shares for general corporate purposes such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. To the extent that additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions.

The 1 for 5 reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 5 for 1. We will make such changes to our Articles of Incorporation as necessary to insure that the total number of authorized number of shares of common stock shall not be impacted by the reverse stock split. Accordingly, as a result of the reverse stock split, the Company will have approximately 93,800,000 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the reverse stock split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The reverse stock split will not alter any shareholder's percentage interest in the Company’s equity, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock.

In addition, commencing with the effective date of the reverse stock split, all outstanding options, warrants and convertible securities entitling the holders thereof to purchase shares of the Company’s common stock will entitle such holders to receive, upon exercise of their options, warrants or convertible securities 1/5 of the number of shares of the Company’s common stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding options, warrants or convertible securities will be increased by a multiple of 5.

Under the Nevada General Corporation Law, the state in which the Company is incorporated, the reverse stock split does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.

Certain Federal Income Tax Consequences

The following summary of material U.S. federal income tax consequences of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, certain U.S. expatriates, broker-dealers, tax-exempt entities, retirement plans, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of such pass-through entities.

The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively, as well as prospectively. This summary also assumes that the shares of common stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

Each stockholder is urged to consult with such stockholder’s tax advisor with respect to the particular tax consequences of our reverse stock split.

No gain or loss will be recognized by a stockholder as a result of the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split will be the same as the stockholder’s aggregate tax basis in the shares surrendered as a result of the reverse stock split. The stockholder’s holding period for the shares received in the reverse stock split will include the period during which the stockholder held the shares surrendered as a result of the reverse stock split.

We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in this summary. Our views regarding the tax consequences of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

PROPOSAL NO. 2

CORPORATE NAME CHANGE

On May 2, 2008, the board of directors of the Company approved an amendment, subject to shareholder approval, to the Company’s Articles of Incorporation to effect a change in the name of the Company from “Systems Management Solutions, Inc.” to “Sunrise Solar Corporation” On May 5, 2008, the majority stockholders of the Company approved the same resolution as the board of directors.

Reasons for the Corporate Name Change

The Company believes that changing the corporate name will clearly convey to stockholders and investors the Company’s new business model focusing on renewable solar energy technologies. Sunrise Solar Corporation intends to develop distributed solar power technologies. The Company intends to focus its efforts on developing nations and other areas in which the explosive demand for energy is difficult or cost prohibitive to serve with fossil fuel based power technologies and the antiquated “hub and spoke” power infrastructure currently is use worldwide.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The Directors and Executive Officers of the Company and certain information concerning them are set forth below as of March 31, 2008:

Name	Position	Age

Eddie Austin, Jr.	Chairman/CEO	57
	Principal Financial Officer

Mr. Eddie Austin, Jr. has served as Chairman and CEO of Systems Management Solutions, Inc. since January 18, 2008.  Mr. Austin joined the Board of Directors in January 2008, for a term of one year or until such time as a successor is elected by our shareholders. For the past 15 years Mr. Austin has managed a successful, multi-dimensional law practice in Lake Charles, La. Additionally, Mr. Austin has been involved in various private and public business ventures. Mr. Austin received his undergraduate degree from McNeese State University in 1975 and juris doctorate from Louisiana State University in 1989.

SIGNIFICANT EMPLOYEES

We do not have any significant employee who is not an executive officer but who is expected to make a significant contribution to the business.

FAMILY RELATIONSHIPS

There are no family relationships among directors, executive officers, or persons nominated or chosen to become directors or executive officers.

BOARD OF DIRECTORS

Mr. Austin is currently our sole Director and Officer. The Board of Directors does not currently have any committees, which we believe is adequate based on the size of our business.

DIRECTOR COMPENSATION

Directors are not compensated for any services provided as a director; however, our directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the board.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based solely upon review of Forms 3, 4, and 5 furnished to us during the most recent fiscal year, we believe that all persons required to file reports pursuant to Section 16(a) of the Exchange Act have done so in a timely manner.

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own beneficially more than ten percent of our common stock, to file reports of their stock ownership and changes of their stock ownership with the Securities and Exchange Commission. Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and our greater than ten percent beneficial owners have complied with all applicable filing requirements for the fiscal year ended December 31, 2007.

CODE OF ETHICS

Our Board of Directors has discussed the adoption of a code of business conduct and ethics for directors, officers and employees but has not yet adopted a Code of Ethics. It is anticipated that the Board of Directors will adopt a Code of Ethics in the near future. Upon adoption of a Code of Ethics, we will comply with all SEC reporting requirements.

EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 2007, 2006 and 2005 all compensation awarded to, earned by or paid to all individuals serving as the Company's Chief Executive Officer and President or acting in a similar capacity and all Officers of the Company who earned more than $100,000 annually.

SUMMARY COMPENSATION TABLE

Name and Principal Position		Year	Salary	Other Compensation	Securities Underlying Options

James Karlak	(1)	2007	$213,333	--	--
Former		2006	$260,000	--	--
CEO		2005	$260,000	$5,000	--

Morris Kunofsky	(2)	2007	$120,750	--	--
Former		2006	$126,000	--	--
CFO		2005	$126,000	$2,400-	--

Jenelle Stehle	(3)	2007	$80,367	--	--
Former		2006	$85,200	$127,500	--
Corp. Secretary		2005	$80,800	--	--

(1)	Mr. Karlak became the Company’s CEO and President effective on November 13, 2007. Mr. Karlak resigned from the Company effective January 18, 2008.
(2)	Mr. Kunoksky became the Company’s CFO in October 2004. Mr. Kunofsky resigned from the Company effective January 18, 2008.
(3)	Ms. Stehle became the Company’s Secretary and Treasurer in October 2004. Mr. Stehle resigned from the Company effective January 18, 2008.

In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officers because the aggregate amount of these perquisites and other personal benefits was less than the lesser of $50,000 or 10% of annual salary and bonuses for the named executive officers.

EMPLOYMENT AGREEMENTS

We do not currently have any employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 9, 2008, with respect to the beneficial ownership of shares of the Company’s common stock by (i) each person known to us who beneficially owns more than 5% of the outstanding shares of the Company’s common stock, (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 9, 2008, there were 30,690,386 shares of the Company’s common stock issued and outstanding:

Name and address of beneficial owner	Relationship to Registrant	Number of Shares of Common Stock	Percentage of Common Stock (1)

Eddie Austin, Jr. 4703 Shavano Oak, Ste 104 San Antonio, TX 78249	Chairman/CEO	2,500,000	8.15%

United Managers Group, Inc. Attn: Charles Pircher (2) 4703 Shavano Oak, Ste 104 San Antonio, TX 78249	Shareholder	7,928,644	25.83%

All Officers and Directors as a group (total of 1)		2,500,000	8.15%

(1)
Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 9, 2008.

(2)	It is the Company's belief that Mr. Pircher has sole voting power over the shares held by United Managers Group, Inc.

RISK FACTORS

Factors That May Impact Our Business

We operate in a dynamic and rapidly changing business environment that involves many risks and uncertainties. Following we discuss the factors that could cause, or contribute to causing, actual results to differ materially from what we expect or from any historical patterns or trends. These risks include those that we consider to be significant to your decision whether to invest in our common stock at this time. There may be risks that you view differently than we do, and there are other risks and uncertainties that we do not presently know of or that we currently deem immaterial, but that may, in fact, harm our business in the future. If any of these events occur, our business, results of operations and financial condition could be seriously harmed, the trading price of our common stock could decline and you may lose part or all of your investment.

Our limited operating history makes it difficult to evaluate our prospects and the merits of investing in our Common Stock.

We have only recently entered the alternative energy solutions business and have only a very limited history upon which you can evaluate our business. We are wholly dependent on continued financing from our existing shareholders and other non-related entities to sustain our operations and to carry out our business strategy. There can be no assurance that we will achieve our business objectives or that our proposed plan of business can be developed in the manner contemplated. You must consider our prospects in light of the risks, expenses and challenges we might encounter because we are at an early stage of development in new and developing markets. We may not successfully address these risks, and our business strategy may not prove successful. If not, investors may lose all or substantially all of their investment.

We expect our future financial results to fluctuate significantly, and a failure to increase our revenues or achieve profitability may disappoint investors and result in a decline in our stock price.

Because of our limited operating history, we do not have meaningful historical information to predict demand for our services, and trends that may emerge, in our target markets. Moreover, because most of our expenses are relatively fixed in the short term, we may be unable to adjust spending quickly enough to offset any unexpected shortfall in revenue growth or any decrease in revenue levels in any particular period. As a result, it is likely that in some future quarters or years, our operating results will fall well below the expectations of investors, causing our share price to decline. Furthermore, we expect our future quarterly and annual operating results to fluctuate significantly as we attempt to expand our service offerings in our target markets. Our revenues, gross margins and operating results are difficult to forecast and may vary significantly from period to period due to a number of factors, many of which are not in our control. These factors include:

• market acceptance of our proposed alternative energy solutions and related marketing efforts;
• level of demand and revenue generated by each of our proposed products and services;
• amount and timing of expenditures needed to launch our proposed products and services;
• our ability to expand our operations, and amount and timing of related expenditures;
• our ability to successfully expand our marketing, advertising and sales activities;
• our ability to successfully recruit, hire and retain key employees; and
• general economic conditions affecting our industry.

Our financial condition and results of operations will depend on our ability to manage future growth effectively.

Our strategy calls for our business to grow significantly in the years ahead. Our ability to sustain continued growth depends on our ability to identify and evaluate, and our ability to finance and invest in, future alternative energy opportunities that arise in the market place. Accomplishing such a result is largely a function of our management’s ability to stay focused and alerted to movements and legislation within the alternative energy and related industries. Any failure to manage effectively our future growth could have a material adverse effect on our business, financial condition and results of operations.

We operate in a competitive market for alternative energy solutions and face competitors with greater resources, which may make it more difficult for us to achieve any significant market penetration.

The markets that we serve, and intend to serve, are rapidly evolving and competition in each is intense and is expected to increase significantly in the future. Most of the companies that we compete against have built large and established businesses and have much greater financial and human resources. Some of these competitors include: Chevron, Royal Dutch Shell, and BP. While we believe that we are positioned well within our targeted markets, the Company’s relative position in the overall industry is small. There can be no assurance that we will be able to similarly build such successful businesses or offer services that are competitive with our competitor’s service offerings. Because most of our competitors have substantially greater resources than we do, they may, among other things, be able to undertake more aggressive marketing and pricing strategies, obtain more favorable pricing from vendors and make more attractive offers to strategic partners than we can. Therefore, we may not be able to successfully compete against numerous companies in our target markets.

Investors may have a difficult time reselling our Common Stock.

Our Common Stock is thinly traded on the O-T-C Bulletin Board Market under the symbol “SSMG.OB.” There can be no assurance that a more active market will develop for our Common Stock. Thus, investors may not be able to resell our Common Stock at the particular times or prices desired, if at all.

Concentration of ownership among our existing management, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.

Our management, directors and principal stockholders beneficially own, in total, approximately 33% of our outstanding Common Stock. As a result, these stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions.

They could disproportionately influence the management of our business and affairs. This concentration of control could disadvantage other stockholders with interests different from those of our management, directors and principal stockholders. For example, our management, directors and principal stockholders may be able to delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this concentration of share ownership may adversely affect the trading price for our Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders.

Provisions of our articles of incorporation and bylaws could deter takeover attempts.

Our articles of incorporation, bylaws and Nevada law contain provisions that may have the effect of discouraging, delaying or making more difficult a change in control and preventing the removal of incumbent directors. The existence of these provisions may negatively impact the price of our stock and may discourage third-party bids. These provisions may reduce any premiums over market price paid to our stockholders for their shares of our stock. Furthermore, we are subject to provisions that govern business combinations with interested stockholders that also could have the effect of delaying or preventing a change in control.

We do not intend to pay dividends on our Common Stock.

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

Other Information

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Cost of Information Statement

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

Stockholder Proposals

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

MISCELLANEOUS

If you have any questions about this Information Statement you should contact:

Systems Management Solutions, Inc.
4703 Shavano Oak, Suite 104
San Antonio, TX 78249
Attention: Eddie Austin, Jr., CEO
Telephone: (210) 541-7101

We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement.  This Information Statement is dated June 13, 2008.

You should not assume that the information contained in this Information Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Information Statement).

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendments to the Company’s Articles of Incorporation. Your consent to the amendments to the Company’s Articles of Incorporation is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

By Order of the Board of Directors;

/s/ Eddie Austin, Jr.
Eddie Austin, Jr.